Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Denny’s Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-5301, 333-58169, 333-58167, 333-95981 (such registration statement also constitutes a post effective amendment to registration statement No. 333-53031), 333-103220, 333-120093, 333-151850 and 333-168434) on Form S-8, and the registration statement (No. 333-117902) on Form S-3 of Denny’s Corporation of our reports dated March 11, 2013 with respect to the consolidated balance sheets of Denny’s Corporation as of December 26, 2012 and December 28, 2011, and the related consolidated statements of income, comprehensive income, shareholders’ deficit, and cash flows for each of the fiscal years in the three-year period ended December 26, 2012, and the effectiveness of internal control over financial reporting as of December 26, 2012, which reports appear in the December 26, 2012 annual report on Form 10-K of Denny’s Corporation.

/s/ KPMG LLP
Greenville, South Carolina
March 11, 2013